EXHIBIT 10.23c
                                                            EXHIBIT 10.24a


                           INSTRUMENT OF ASSUMPTION OF
                               STOCK OPTION PLANS

         This Instrument of Assumption of Stock Options (the "Instrument of Assumption"), made as of the 21st day of July, 2000, by UIL Holdings
Corporation, a Connecticut corporation ("UIL") in favor of The United Illuminating Company, a Connecticut corporation ("UI"),

                               WITNESSETH THAT:

         WHEREAS, effective at the close of business on July 20, 2000, and pursuant to an Agreement and Plan of Merger and Share Exchange, dated as of January 24, 2000, among UIL, UI and United Mergings, Inc., UI became a wholly-owned subsidiary of UIL, and each outstanding share of UI's Common Stock was automatically converted into and exchanged for one share of UIL's Common Stock; and

         WHEREAS, UI has had in effect since January 22, 1990 a 1990 Stock Option Plan for certain of its key employees, which Plan, as amended immediately prior to the close of business on the 20th day of July, 2000, includes the following provision: "In the event of any reorganization in which all of the shares of the Company's Common Stock are exchanged for shares of the common stock of another corporation, all Stock Options granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into stock options to purchase shares of the other corporation on identical terms, and the other corporation shall assume this Plan, and the Board of Directors of the other corporation, excluding any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan, has been an employee of the other corporation, its subsidiaries, the Company or its Subsidiaries, shall become the Administrator of this Plan on the effective date of the share exchange."; and

         WHEREAS, UI has had in effect since March 22, 1999, a 1999 Stock Option Plan, which Plan includes the following provision: "In the event of any reorganization in which all of the shares of the Company's Common Stock are exchanged for shares of the common stock of another corporation, all Stock Options granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into stock options and reload options to purchase shares of the other corporation on identical terms, and the other corporation shall assume this Plan, and the Board of Directors of the other corporation, excluding any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan has been, an employee of the other corporation, its subsidiaries, the Company or its Subsidiaries, shall become the Administrator of this Plan on the effective date of the share exchange."

         NOW THEREFORE, in consideration of the premises, UIL hereby acknowledges that it has assumed and become responsible for the performance of all of the terms, conditions, covenants and agreements of each of the aforesaid Stock Option Plans on the part of UI thereunder, including, without limitation, the obligation to issue shares of

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Common Stock of UIL upon the exercise of Stock  Options (as that term is defined in said Stock Option Plans), pursuant to and in accordance with the terms and conditions of said Stock Option Plans; and UIL does hereby covenant and agree to hold harmless UI from and against any claims, demands, suits, actions, damages or expenses, including but not limited to attorneys' fees, arising out of or in any way connected with any default or alleged default on the part of UIL in the
faithful  performance  of  the  terms,  conditions,   covenants  and  agreements
contained in said Stock Option Plans.

         This Instrument of Assumption shall be governed by and construed in accordance with the laws of the State of Connecticut.

         IN WITNESS WHEREOF, UIL has caused this Instrument of Assumption to be executed as of the day and year first above written.


UIL HOLDINGS CORPORATION


By:      s/s Robert L. Fiscus
    ------------------------------------------------
    Robert L. Fiscus
    Its Vice Chairman of the Board of Directors,
    Chief Financial Officer, Treasurer and Secretary



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